NEWS

Marriott International Reports Third Quarter 2024 Results

•Third quarter 2024 comparable systemwide constant dollar RevPAR increased 3.0 percent worldwide, 2.1 percent in the U.S. & Canada, and 5.4 percent in international markets, compared to the 2023 third quarter;

•Third quarter reported diluted EPS totaled $2.07, compared to reported diluted EPS of $2.51 in the year-ago quarter. Third quarter adjusted diluted EPS totaled $2.26, compared to third quarter 2023 adjusted diluted EPS of $2.11;

•Third quarter reported net income totaled $584 million, compared to reported net income of $752 million in the year-ago quarter. Third quarter adjusted net income totaled $638 million, compared to third quarter 2023 adjusted net income of $634 million;

•Adjusted EBITDA totaled $1,229 million in the 2024 third quarter, compared to third quarter 2023 adjusted EBITDA of $1,142 million;

•The company added roughly 16,000 net rooms during the quarter;

•At the end of the quarter, Marriott’s worldwide development pipeline totaled approximately 3,800 properties and 585,000 rooms, including roughly 34,000 pipeline rooms approved, but not yet subject to signed contracts. More than 220,000 rooms in the pipeline were under construction as of the end of the third quarter;

•Marriott repurchased 4.5 million shares of common stock for $1.0 billion in the third quarter. Year to date through October 31, the company has returned $3.9 billion to shareholders through dividends and share repurchases.

For a summary of third quarter highlights, please visit: https://news.marriott.com/static-assets/component-resources/newscenter/earnings/2024/20241104-q3-2024-infographic.pdf

BETHESDA, MD – November 4, 2024 - Marriott International, Inc. (Nasdaq: MAR) today reported third quarter 2024 results.

Anthony Capuano, President and Chief Executive Officer, said, “Marriott had another solid quarter, highlighted by strong net rooms and fee growth, robust development activity and a 3 percent increase in global RevPAR1. Third quarter international RevPAR rose 5.4 percent, led by meaningful gains in APEC and
1All occupancy, Average Daily Rate (ADR) and Revenue Per Available Room (RevPAR) statistics and estimates are systemwide constant dollar. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2024 and 2023 reflect properties that are comparable in both years.

EMEA with resilient domestic and cross-border demand, as well as solid ADR growth. RevPAR in the U.S. & Canada increased more than 2 percent compared to the year-ago quarter, with ADR up 2.3 percent.

“Group remained the standout customer segment, with global group RevPAR rising 10 percent in the quarter and on pace to rise 8 percent for full year 2024. RevPAR for the business transient segment continued to grow nicely in the quarter, while leisure transient RevPAR was flat year over year, but still well ahead of pre-pandemic levels.

“Given the breadth and depth of our portfolio and the meaningful benefits we deliver to owners and franchisees, demand for our brands remains strong. Through the first three quarters of 2024, we signed over 95,000 organic rooms, more than half of which are outside the U.S. & Canada. More than 40 percent of signed rooms are conversions, where we continue to have a lot of momentum, particularly with multi-unit opportunities.

“Net rooms grew nearly 6 percent over the last four quarters, and our development pipeline reached a record 585,000 rooms at the end of September. Our teams remain keenly focused on expanding our industry leading global portfolio, and we now expect full year 2024 net rooms growth to be around 6.5 percent.

“Our business momentum is excellent, and we continue to evolve our business to support our numerous global growth opportunities. To that end, we have undertaken a comprehensive initiative to enhance our effectiveness and efficiency across the company. At this point in the process, we expect this initiative to yield $80 million to $90 million of annual general and administrative cost reductions beginning in 2025. In addition, we expect this work to deliver cost savings to our owners and franchisees.

“With our asset light business model generating meaningful cash and our solid financial performance, we returned $3.7 billion to shareholders through share repurchases and dividends in the first nine months of the year, and now expect to return approximately $4.4 billion for the full year 2024.”

Third Quarter 2024 Results
Base management and franchise fees totaled $1,124 million in the 2024 third quarter, a 7 percent increase compared to base management and franchise fees of $1,054 million in the year-ago quarter. The increase is primarily attributable to RevPAR increases and unit growth, as well as higher residential and co-branded credit card fees.

Incentive management fees totaled $159 million in the 2024 third quarter, an 11 percent increase compared to $143 million in the 2023 third quarter. Managed hotels in international markets contributed roughly 70 percent of the incentive fees earned in the quarter.

General, administrative, and other expenses for the 2024 third quarter totaled $276 million, compared to $239 million in the year-ago quarter. The year-over-year change largely reflects a $19 million operating guarantee reserve for a U.S. hotel, which was negotiated in connection with the company’s acquisition of Starwood, and an $11 million litigation reserve.

Interest expense, net, totaled $168 million in the 2024 third quarter, compared to $139 million in the year-ago quarter. The increase was largely due to higher interest expense associated with higher debt balances.

Marriott’s reported operating income totaled $944 million in the 2024 third quarter, compared to 2023 third quarter reported operating income of $1,099 million. Reported net income totaled $584 million in the 2024 third quarter, compared to 2023 third quarter reported net income of $752 million. Reported diluted earnings per share (EPS) totaled $2.07 in the quarter, compared to reported diluted EPS of $2.51 in the year-ago quarter.

Adjusted operating income in the 2024 third quarter totaled $1,017 million, compared to 2023 third quarter adjusted operating income of $959 million. Third quarter 2024 adjusted net income totaled $638 million, compared to 2023 third quarter adjusted net income of $634 million. Adjusted diluted EPS in the 2024 third quarter totaled $2.26, compared to adjusted diluted EPS of $2.11 in the year-ago quarter.

Adjusted results excluded cost reimbursement revenue, reimbursed expenses and restructuring and merger-related charges. See the press release schedules for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,229 million in the 2024 third quarter, compared to third quarter 2023 adjusted EBITDA of $1,142 million. See the press release schedules for the adjusted EBITDA calculation.

Selected Performance Information
The company added roughly 16,000 net rooms during the quarter.

At the end of the quarter, Marriott’s global system totaled nearly 9,100 properties, with roughly 1,675,000 rooms.

At the end of the quarter, the company’s worldwide development pipeline totaled 3,802 properties with approximately 585,000 rooms, including 232 properties with roughly 34,000 rooms approved for development, but not yet subject to signed contracts. The quarter-end pipeline included 1,320 properties with more than 220,000 rooms under construction. Fifty-six percent of rooms in the quarter-end pipeline are in international markets.

In the 2024 third quarter, worldwide RevPAR increased 3.0 percent (a 2.3 percent increase using actual dollars) compared to the 2023 third quarter. RevPAR in the U.S. & Canada increased 2.1 percent (a 1.9 percent increase using actual dollars), and RevPAR in international markets increased 5.4 percent (a 3.3 percent increase using actual dollars).

Balance Sheet & Common Stock
At the end of the quarter, Marriott’s total debt was $13.6 billion and cash and equivalents totaled $0.4 billion, compared to $11.9 billion in debt and $0.3 billion of cash and equivalents at year-end 2023.

Year to date through October 31, the company has repurchased 14.2 million shares for $3.4 billion.

In the third quarter, the company issued $500 million of Series PP Senior Notes due in 2030 with a 4.80 percent interest rate coupon and $1.0 billion of Series QQ Senior Notes due in 2035 with a 5.35 percent interest rate coupon.

Company Outlook

	Fourth Quarter 2024 vs Fourth Quarter 2023	Full Year 2024 vs Full Year 2023
Comparable systemwide constant $ RevPAR growth
Worldwide	2% to 3%	3% to 4%

Year-End 2024 vs Year-End 2023
Net rooms growth	Approx. 6.5%

($ in millions, except EPS)	Fourth Quarter 2024	Full Year 2024
Gross fee revenues	$1,290 to $1,310	$5,126 to $5,146
Owned, leased, and other revenue, net of direct expenses	Approx. $95	Approx. $346
General, administrative, and other expenses	$275 to $265	$1,060 to $1,050
Adjusted EBITDA[1,2]	$1,235 to $1,265	$4,930 to $4,960
Adjusted EPS – diluted[2,3]	$2.31 to $2.39	$9.19 to $9.27
Investment spending[4]		$1,100 to $1,200
Capital return to shareholders[5]		Approx. $4,400
1See the press release schedules for the adjusted EBITDA calculations.
2Adjusted EBITDA and Adjusted EPS – diluted for fourth quarter and full year 2024 do not include cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, or any asset sales that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.
3Assumes the level of capital return to shareholders noted above.
4Includes capital and technology expenditures, loan advances, contract acquisition costs, and other investing activities.
5Factors in the purchase of the Sheraton Grand Chicago and underlying land for $500 million, $200 million of which is included in investment spending. Assumes the level of investment spending noted above and that no asset sales occur during the year.

Marriott International, Inc. (Nasdaq: MAR) will conduct its quarterly earnings review for the investment community and news media on Monday, November 4, 2024, at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at
http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until November 4, 2025.

The telephone dial-in number for the conference call is US Toll Free: 800-274-8461, or Global: +1 203-518-9843. The conference ID is MAR3Q24. A telephone replay of the conference call will be available from 1:00 p.m. ET, Monday, November 4, 2024, until 8:00 p.m. ET, Monday, November 11, 2024. To access the replay, call US Toll Free: 800-688-4915 or Global: +1 402-220-1319.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of November 4, 2024. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; shareholder returns; our growth prospects and our development pipeline; owner and franchisee demand for our brands; our comprehensive initiative to enhance our effectiveness and efficiency across the company, including related plans and goals, anticipated charges and cost reductions, and other expected or potential benefits and outcomes; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and risks related to the comprehensive initiative referenced above. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (Nasdaq: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of nearly 9,100 properties across more than 30 leading brands in 142 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

MEDIA & INVESTOR RELATIONS CONTACTS:
Melissa Froehlich Flood
Senior Vice President, Global Corporate Communications & Public Policy
Marriott International
newsroom@marriott.com

Jackie Burka McConagha
Senior Vice President, Investor Relations
Marriott International
jackie.mcconagha@marriott.com

Betsy Dahm
Vice President, Investor Relations
Marriott International
betsy.dahm@marriott.com

IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
THIRD QUARTER 2024 AND 2023
($ in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	September 30, 2024	September 30, 2023	Reported 2024 vs. 2023
REVENUES
Base management fees	$312	$306	2
Franchise fees[1]	812	748	9
Incentive management fees	159	143	11
Gross Fee Revenues	1,283	1,197	7
Contract investment amortization[2]	(26)	(23)	(13)
Net Fee Revenues	1,257	1,174	7
Owned, leased, and other revenue[3]	381	363	5
Cost reimbursement revenue[4]	4,617	4,391	5
Total Revenues	6,255	5,928	6

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	300	293	(2)
Depreciation, amortization, and other[6]	45	46	2
General, administrative, and other[7]	276	239	(15)
Restructuring and merger-related charges	9	13	31
Reimbursed expenses[4]	4,681	4,238	(10)
Total Expenses	5,311	4,829	(10)

OPERATING INCOME	944	1,099	(14)

Gains and other income, net[8]	7	28	(75)
Interest expense	(179)	(146)	(23)
Interest income	11	7	57
Equity in earnings[9]	3	1	200

INCOME BEFORE INCOME TAXES	786	989	(21)

Provision for income taxes	(202)	(237)	15

NET INCOME	$584	$752	(22)

EARNINGS PER SHARE
Earnings per share - basic	$2.08	$2.52	(17)
Earnings per share - diluted	$2.07	$2.51	(18)

Basic Shares	281.5	298.6
Diluted Shares	282.4	300.1

[1] Franchise fees include fees from our franchise and license agreements, application and relicensing fees, timeshare and yacht fees, co-branded credit card fees, and residential branding fees.
[2] Contract investment amortization includes amortization of capitalized costs to obtain management, franchise, and license contracts and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our property owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
THIRD QUARTER YEAR-TO-DATE 2024 AND 2023
($ in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Nine Months Ended	Nine Months Ended	Better/(Worse)
	September 30, 2024	September 30, 2023	Reported 2024 vs. 2023
REVENUES
Base management fees	$955	$917	4
Franchise fees[1]	2,318	2,126	9
Incentive management fees	563	537	5
Gross Fee Revenues	3,836	3,580	7
Contract investment amortization[2]	(76)	(66)	(15)
Net Fee Revenues	3,760	3,514	7
Owned, leased, and other revenue[3]	1,133	1,109	2
Cost reimbursement revenue[4]	13,778	12,995	6
Total Revenues	18,671	17,618	6

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	882	861	(2)
Depreciation, amortization, and other[6]	137	138	1
General, administrative, and other[7]	785	681	(15)
Restructuring and merger-related charges	25	52	52
Reimbursed expenses[4]	13,827	12,740	(9)
Total Expenses	15,656	14,472	(8)

OPERATING INCOME	3,015	3,146	(4)

Gains and other income, net[8]	15	33	(55)
Interest expense	(515)	(412)	(25)
Interest income	30	21	43
Equity in earnings[9]	8	9	(11)

INCOME BEFORE INCOME TAXES	2,553	2,797	(9)

Provision for income taxes	(633)	(562)	(13)

NET INCOME	$1,920	$2,235	(14)

EARNINGS PER SHARE
Earnings per share - basic	$6.71	$7.36	(9)
Earnings per share - diluted	$6.69	$7.32	(9)

Basic Shares	285.9	303.9
Diluted Shares	286.9	305.3

[1] Franchise fees include fees from our franchise and license agreements, application and relicensing fees, timeshare and yacht fees, co-branded credit card fees, and residential branding fees.
[2] Contract investment amortization includes amortization of capitalized costs to obtain management, franchise, and license contracts and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our property owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Nine Months Ended
			Percent			Percent
	September 30,	September 30,	Better/	September 30,	September 30,	Better/
	2024	2023	(Worse)	2024	2023	(Worse)
Total revenues, as reported	$6,255	$5,928		$18,671	$17,618
Less: Cost reimbursement revenue	(4,617)	(4,391)		(13,778)	(12,995)
Adjusted total revenues†	1,638	1,537		4,893	4,623

Operating income, as reported	944	1,099		3,015	3,146
Less: Cost reimbursement revenue	(4,617)	(4,391)		(13,778)	(12,995)
Add: Reimbursed expenses	4,681	4,238		13,827	12,740
Add: Restructuring and merger-related charges	9	13		25	52
Adjusted operating income†	1,017	959	6%	3,089	2,943	5%

Operating income margin	15%	19%		16%	18%
Adjusted operating income margin†	62%	62%		63%	64%

Net income, as reported	584	752		1,920	2,235
Less: Cost reimbursement revenue	(4,617)	(4,391)		(13,778)	(12,995)
Add: Reimbursed expenses	4,681	4,238		13,827	12,740
Add: Restructuring and merger-related charges	9	13		25	52
Less: Gain on asset dispositions[1]	—	(24)		—	(24)
Income tax effect of above adjustments	(19)	46		(20)	64
Less: Income tax special items	—	—		—	(100)
Adjusted net income†	$638	$634	1%	$1,974	$1,972	0%

Diluted earnings per share, as reported	$2.07	$2.51		$6.69	$7.32
Adjusted diluted earnings per share†	$2.26	$2.11	7%	$6.88	$6.46	7%

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Gain on asset dispositions reported in Gains and other income, net.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of September 30, 2024

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Managed	619	214,577	1,380	358,154	1,999	572,731
Marriott Hotels	101	56,736	188	58,827	289	115,563
Sheraton	26	20,860	181	61,342	207	82,202
Courtyard	156	25,372	129	28,189	285	53,561
Westin	41	22,486	78	23,727	119	46,213
JW Marriott	23	13,189	75	27,073	98	40,262
The Ritz-Carlton	42	12,798	77	18,047	119	30,845
Renaissance	21	9,065	53	16,391	74	25,456
Four Points	1	134	90	24,885	91	25,019
Le Méridien	—	—	71	19,841	71	19,841
W Hotels	23	6,521	42	11,805	65	18,326
Residence Inn	73	12,002	9	1,116	82	13,118
St. Regis	13	2,669	47	10,289	60	12,958
Delta Hotels by Marriott	25	6,770	26	4,925	51	11,695
Fairfield by Marriott	6	1,431	81	10,229	87	11,660
Gaylord Hotels	6	10,220	—	—	6	10,220
Aloft	2	505	44	9,691	46	10,196
The Luxury Collection	6	2,296	40	7,871	46	10,167
Autograph Collection	9	2,862	17	3,167	26	6,029
Marriott Executive Apartments	—	—	38	5,304	38	5,304
EDITION	5	1,379	15	2,844	20	4,223
Element	3	810	15	2,961	18	3,771
SpringHill Suites	22	3,755	—	—	22	3,755
AC Hotels by Marriott	8	1,512	12	2,083	20	3,595
Moxy	1	380	13	2,876	14	3,256
Protea Hotels	—	—	22	2,737	22	2,737
Tribute Portfolio	—	—	10	1,284	10	1,284
TownePlace Suites	6	825	—	—	6	825
Bulgari	—	—	7	650	7	650
Owned/Leased	13	4,335	37	8,773	50	13,108
Marriott Hotels	2	1,304	5	1,631	7	2,935
Courtyard	7	987	4	894	11	1,881
Sheraton	—	—	4	1,830	4	1,830
W Hotels	2	779	2	665	4	1,444
Westin	1	1,073	—	—	1	1,073
Protea Hotels	—	—	5	912	5	912
The Ritz-Carlton	—	—	2	548	2	548
Renaissance	—	—	2	505	2	505
JW Marriott	—	—	1	496	1	496
The Luxury Collection	—	—	3	383	3	383
Autograph Collection	—	—	5	360	5	360
Residence Inn	1	192	1	140	2	332
Tribute Portfolio	—	—	2	249	2	249
St. Regis	—	—	1	160	1	160

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of September 30, 2024

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Franchised, Licensed, and Other	5,458	822,299	1,430	252,062	6,888	1,074,361
Courtyard	910	121,919	130	24,186	1,040	146,105
Fairfield by Marriott	1,164	109,712	72	12,040	1,236	121,752
Residence Inn	800	95,312	37	4,723	837	100,035
Marriott Hotels	231	73,521	68	19,584	299	93,105
Sheraton	141	43,707	81	23,183	222	66,890
Autograph Collection	149	33,743	144	29,160	293	62,903
SpringHill Suites	539	62,664	—	—	539	62,664
TownePlace Suites	515	51,975	—	—	515	51,975
Westin	94	31,764	33	10,232	127	41,996
Four Points	149	22,258	83	14,651	232	36,909
AC Hotels by Marriott	114	18,611	106	15,420	220	34,031
Aloft	163	23,350	27	5,060	190	28,410
Renaissance	68	19,060	33	8,725	101	27,785
Moxy	42	7,297	101	18,928	143	26,225
MGM Collection with Marriott Bonvoy**	12	26,210	—	—	12	26,210
Timeshare*	72	18,839	21	3,911	93	22,750
Tribute Portfolio	75	14,431	46	6,382	121	20,813
Delta Hotels by Marriott	68	15,318	20	4,496	88	19,814
The Luxury Collection	13	7,607	57	10,414	70	18,021
City Express by Marriott	—	—	151	17,571	151	17,571
Element	84	11,262	5	722	89	11,984
Le Méridien	24	5,267	22	5,746	46	11,013
Design Hotels*	18	1,963	127	8,682	145	10,645
JW Marriott	12	6,080	15	3,273	27	9,353
Protea Hotels	—	—	37	3,232	37	3,232
Marriott Executive Apartments	—	—	4	509	4	509
The Ritz-Carlton	1	429	—	—	1	429
The Ritz-Carlton Yacht Collection*	—	—	2	377	2	377
Four Points Flex***	—	—	4	361	4	361
W Hotels	—	—	1	226	1	226
Bulgari	—	—	2	161	2	161
Apartments by Marriott Bonvoy	—	—	1	107	1	107
Residences	72	7,702	59	6,698	131	14,400
The Ritz-Carlton Residences	43	4,792	19	1,756	62	6,548
St. Regis Residences	11	1,267	13	1,785	24	3,052
W Residences	10	1,092	7	549	17	1,641
Marriott Hotels Residences	—	—	4	1,011	4	1,011
Westin Residences	3	266	2	353	5	619
Bulgari Residences	—	—	5	519	5	519
Sheraton Residences	—	—	3	472	3	472
The Luxury Collection Residences	1	91	3	115	4	206
Renaissance Residences	1	112	—	—	1	112
EDITION Residences	3	82	—	—	3	82
JW Marriott Residences	—	—	1	62	1	62
Le Méridien Residences	—	—	1	62	1	62
Autograph Collection Residences	—	—	1	14	1	14
Grand Total	6,162	1,048,913	2,906	625,687	9,068	1,674,600

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
** Excludes four MGM Collection with Marriott Bonvoy properties (two Autograph Collection, one Tribute Portfolio, and one The Luxury Collection) which are presented in "Franchised, Licensed and Other" within their respective brands.
*** "Four Points Flex" refers to properties previously categorized as "Four Points Express."
In the above table, under “Owned/Leased,” The Luxury Collection, Autograph Collection and Tribute Portfolio include seven total properties that we acquired when we purchased Elegant Hotels Group plc in December 2019, which we currently intend to re-brand under such brands after the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of September 30, 2024

	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Luxury	208	61,071	437	100,068	645	161,139
JW Marriott	35	19,269	91	30,842	126	50,111
JW Marriott Residences	—	—	1	62	1	62
The Ritz-Carlton	43	13,227	79	18,595	122	31,822
The Ritz-Carlton Residences	43	4,792	19	1,756	62	6,548
The Ritz-Carlton Yacht Collection*	—	—	2	377	2	377
The Luxury Collection	19	9,903	100	18,668	119	28,571
The Luxury Collection Residences	1	91	3	115	4	206
W Hotels	25	7,300	45	12,696	70	19,996
W Residences	10	1,092	7	549	17	1,641
St. Regis	13	2,669	48	10,449	61	13,118
St. Regis Residences	11	1,267	13	1,785	24	3,052
EDITION	5	1,379	15	2,844	20	4,223
EDITION Residences	3	82	—	—	3	82
Bulgari	—	—	9	811	9	811
Bulgari Residences	—	—	5	519	5	519
Premium	1,116	396,738	1,270	318,101	2,386	714,839
Marriott Hotels	334	131,561	261	80,042	595	211,603
Marriott Hotels Residences	—	—	4	1,011	4	1,011
Sheraton	167	64,567	266	86,355	433	150,922
Sheraton Residences	—	—	3	472	3	472
Westin	136	55,323	111	33,959	247	89,282
Westin Residences	3	266	2	353	5	619
Autograph Collection	158	36,605	166	32,687	324	69,292
Autograph Collection Residences	—	—	1	14	1	14
Renaissance	89	28,125	88	25,621	177	53,746
Renaissance Residences	1	112	—	—	1	112
Delta Hotels by Marriott	93	22,088	46	9,421	139	31,509
Le Méridien	24	5,267	93	25,587	117	30,854
Le Méridien Residences	—	—	1	62	1	62
MGM Collection with Marriott Bonvoy**	12	26,210	—	—	12	26,210
Tribute Portfolio	75	14,431	58	7,915	133	22,346
Design Hotels*	18	1,963	127	8,682	145	10,645
Gaylord Hotels	6	10,220	—	—	6	10,220
Marriott Executive Apartments	—	—	42	5,813	42	5,813
Apartments by Marriott Bonvoy	—	—	1	107	1	107
Select	4,766	572,265	1,023	185,675	5,789	757,940
Courtyard	1,073	148,278	263	53,269	1,336	201,547
Fairfield by Marriott	1,170	111,143	153	22,269	1,323	133,412
Residence Inn	874	107,506	47	5,979	921	113,485
SpringHill Suites	561	66,419	—	—	561	66,419
Four Points	150	22,392	173	39,536	323	61,928
TownePlace Suites	521	52,800	—	—	521	52,800
Aloft	165	23,855	71	14,751	236	38,606
AC Hotels by Marriott	122	20,123	118	17,503	240	37,626
Moxy	43	7,677	114	21,804	157	29,481
Element	87	12,072	20	3,683	107	15,755
Protea Hotels	—	—	64	6,881	64	6,881
Midscale	—	—	155	17,932	155	17,932
City Express by Marriott	—	—	151	17,571	151	17,571
Four Points Flex***	—	—	4	361	4	361
Timeshare*	72	18,839	21	3,911	93	22,750
Grand Total	6,162	1,048,913	2,906	625,687	9,068	1,674,600

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
** Excludes four MGM Collection with Marriott Bonvoy properties (two Autograph Collection, one Tribute Portfolio, and one The Luxury Collection) which are presented within their respective brands.
*** "Four Points Flex" refers to properties previously categorized as "Four Points Express."
In the above table, The Luxury Collection, Autograph Collection and Tribute Portfolio include seven total properties that we acquired when we purchased Elegant Hotels Group plc in December 2019, which we currently intend to re-brand under such brands after the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended September 30, 2024 and September 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$196.53	4.6%	68.0%	0.8%	pts.	$289.21	3.4%
The Ritz-Carlton	$313.99	2.9%	65.0%	1.4%	pts.	$483.22	0.7%
W Hotels	$222.40	0.4%	72.0%	0.4%	pts.	$308.90	-0.1%
Composite US & Canada Luxury[1]	$260.77	2.2%	67.9%	0.9%	pts.	$384.07	0.9%
Marriott Hotels	$176.08	4.7%	73.1%	0.8%	pts.	$240.72	3.6%
Sheraton	$157.87	3.5%	68.8%	0.4%	pts.	$229.51	3.0%
Westin	$179.99	4.0%	72.8%	0.3%	pts.	$247.13	3.5%
Composite US & Canada Premium[2]	$169.56	3.9%	71.5%	0.0%	pts.	$237.14	3.8%
US & Canada Full-Service[3]	$189.19	3.4%	70.7%	0.2%	pts.	$267.50	3.0%
Courtyard	$115.31	1.9%	68.9%	0.2%	pts.	$167.34	1.6%
Residence Inn	$156.31	2.3%	79.4%	0.8%	pts.	$196.79	1.3%
Composite US & Canada Select[4]	$128.40	2.0%	72.5%	0.5%	pts.	$177.23	1.3%
US & Canada - All[5]	$174.62	3.1%	71.1%	0.3%	pts.	$245.46	2.7%

Comparable Systemwide US & Canada Properties
	Three Months Ended September 30, 2024 and September 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$192.02	2.6%	68.4%	-0.7%	pts.	$280.56	3.7%
The Ritz-Carlton	$316.26	3.6%	65.8%	1.5%	pts.	$480.47	1.2%
W Hotels	$222.40	0.4%	72.0%	0.4%	pts.	$308.90	-0.1%
Composite US & Canada Luxury[1]	$247.67	2.0%	68.6%	0.4%	pts.	$361.09	1.5%
Marriott Hotels	$148.62	4.4%	71.2%	0.8%	pts.	$208.65	3.3%
Sheraton	$134.43	3.7%	70.2%	0.9%	pts.	$191.57	2.3%
Westin	$162.21	3.5%	72.1%	-0.1%	pts.	$225.06	3.6%
Composite US & Canada Premium[2]	$149.63	3.8%	70.9%	0.5%	pts.	$211.09	3.1%
US & Canada Full-Service[3]	$160.75	3.5%	70.6%	0.5%	pts.	$227.62	2.8%
Courtyard	$118.76	0.0%	71.7%	-1.0%	pts.	$165.52	1.4%
Residence Inn	$140.50	1.6%	79.9%	-0.2%	pts.	$175.75	1.8%
Fairfield by Marriott	$101.66	-0.6%	72.8%	-1.4%	pts.	$139.67	1.3%
Composite US & Canada Select[4]	$119.31	0.8%	74.6%	-0.6%	pts.	$159.84	1.7%
US & Canada - All[5]	$136.15	2.1%	73.0%	-0.2%	pts.	$186.48	2.3%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Nine Months Ended September 30, 2024 and September 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$233.04	2.8%	70.6%	0.0%	pts.	$330.13	2.8%
The Ritz-Carlton	$339.10	2.5%	66.4%	1.1%	pts.	$510.94	0.9%
W Hotels	$214.16	0.4%	67.2%	0.8%	pts.	$318.76	-0.7%
Composite US & Canada Luxury[1]	$289.18	1.5%	68.8%	0.6%	pts.	$420.36	0.6%
Marriott Hotels	$172.23	4.4%	71.3%	0.7%	pts.	$241.48	3.4%
Sheraton	$161.49	7.7%	69.3%	2.4%	pts.	$233.20	4.0%
Westin	$175.46	4.3%	70.7%	0.8%	pts.	$248.14	3.0%
Composite US & Canada Premium[2]	$168.20	4.4%	70.3%	0.6%	pts.	$239.14	3.6%
US & Canada Full-Service[3]	$194.24	3.4%	70.0%	0.6%	pts.	$277.47	2.6%
Courtyard	$113.69	1.7%	67.7%	0.2%	pts.	$167.81	1.4%
Residence Inn	$152.82	1.1%	77.1%	-0.7%	pts.	$198.26	1.9%
Composite US & Canada Select[4]	$126.97	1.5%	71.0%	0.0%	pts.	$178.79	1.5%
US & Canada - All[5]	$178.12	3.1%	70.2%	0.4%	pts.	$253.56	2.5%

Comparable Systemwide US & Canada Properties
	Nine Months Ended September 30, 2024 and September 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$226.04	2.9%	71.4%	-0.1%	pts.	$316.62	3.1%
The Ritz-Carlton	$337.04	2.8%	66.8%	1.2%	pts.	$504.86	1.0%
W Hotels	$214.16	0.4%	67.2%	0.8%	pts.	$318.76	-0.7%
Composite US & Canada Luxury[1]	$272.48	1.7%	69.5%	0.5%	pts.	$391.89	0.9%
Marriott Hotels	$144.40	4.3%	69.2%	0.8%	pts.	$208.69	3.1%
Sheraton	$128.88	5.9%	67.9%	1.6%	pts.	$189.86	3.3%
Westin	$161.41	3.4%	70.8%	0.6%	pts.	$227.82	2.5%
Composite US & Canada Premium[2]	$146.25	4.2%	69.1%	0.9%	pts.	$211.67	2.8%
US & Canada Full-Service[3]	$160.57	3.7%	69.1%	0.9%	pts.	$232.23	2.4%
Courtyard	$114.06	0.8%	70.0%	-0.6%	pts.	$163.06	1.6%
Residence Inn	$133.10	1.8%	77.4%	-0.2%	pts.	$171.94	2.0%
Fairfield by Marriott	$94.84	0.5%	70.0%	-0.8%	pts.	$135.44	1.6%
Composite US & Canada Select[4]	$113.76	1.5%	72.5%	-0.2%	pts.	$156.89	1.8%
US & Canada - All[5]	$132.78	2.6%	71.1%	0.2%	pts.	$186.65	2.3%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended September 30, 2024 and September 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$265.98	9.2%	77.7%	0.3%	pts.	$342.42	8.9%
Middle East & Africa	$98.15	7.2%	64.9%	1.5%	pts.	$151.29	4.7%
Greater China	$84.71	-8.4%	71.1%	0.2%	pts.	$119.09	-8.6%
Asia Pacific excluding China	$115.85	8.9%	72.8%	2.7%	pts.	$159.05	4.8%
Caribbean & Latin America	$140.89	9.0%	63.0%	1.6%	pts.	$223.53	6.2%

International - All[1]	$120.81	3.7%	70.7%	1.2%	pts.	$170.92	2.0%

Worldwide[2]	$143.66	3.4%	70.9%	0.8%	pts.	$202.69	2.2%

Comparable Systemwide International Properties
	Three Months Ended September 30, 2024 and September 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$191.93	9.5%	77.3%	2.7%	pts.	$248.42	5.8%
Middle East & Africa	$94.30	8.0%	65.0%	1.4%	pts.	$145.04	5.7%
Greater China	$78.83	-7.9%	69.9%	-0.2%	pts.	$112.78	-7.7%
Asia Pacific excluding China	$119.48	9.2%	73.0%	3.1%	pts.	$163.77	4.6%
Caribbean & Latin America	$123.06	6.7%	61.8%	-0.1%	pts.	$199.09	6.8%

International - All[1]	$122.24	5.4%	70.7%	1.5%	pts.	$172.88	3.2%

Worldwide[2]	$131.72	3.0%	72.3%	0.3%	pts.	$182.24	2.5%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Nine Months Ended September 30, 2024 and September 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$218.79	7.2%	71.9%	0.6%	pts.	$304.26	6.3%
Middle East & Africa	$121.86	12.4%	66.7%	2.8%	pts.	$182.63	7.6%
Greater China	$84.08	-3.0%	68.5%	1.0%	pts.	$122.81	-4.5%
Asia Pacific excluding China	$117.01	12.9%	71.9%	4.3%	pts.	$162.81	6.1%
Caribbean & Latin America	$177.61	8.4%	65.9%	2.5%	pts.	$269.56	4.4%

International - All[1]	$121.87	6.7%	69.3%	2.3%	pts.	$175.92	3.2%

Worldwide[2]	$145.78	4.8%	69.7%	1.5%	pts.	$209.19	2.6%

Comparable Systemwide International Properties
	Nine Months Ended September 30, 2024 and September 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$156.92	7.7%	70.5%	2.6%	pts.	$222.73	3.7%
Middle East & Africa	$113.59	13.3%	66.1%	2.6%	pts.	$171.84	8.9%
Greater China	$78.35	-2.7%	67.5%	0.8%	pts.	$116.14	-3.9%
Asia Pacific excluding China	$119.35	13.3%	71.8%	4.4%	pts.	$166.26	6.4%
Caribbean & Latin America	$152.15	9.3%	66.0%	2.4%	pts.	$230.64	5.3%

International - All[1]	$119.73	7.7%	68.8%	2.5%	pts.	$174.12	3.8%

Worldwide[2]	$128.63	4.0%	70.4%	0.9%	pts.	$182.76	2.7%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2024
	First Quarter	Second Quarter	Third Quarter	Total
Net income, as reported	$564	$772	$584	$1,920
Cost reimbursement revenue	(4,433)	(4,728)	(4,617)	(13,778)
Reimbursed expenses	4,501	4,645	4,681	13,827
Interest expense	163	173	179	515
Interest expense from unconsolidated joint ventures	2	2	1	5
Provision for income taxes	163	268	202	633
Depreciation and amortization	45	47	45	137
Contract investment amortization	23	27	26	76
Depreciation and amortization classified in reimbursed expenses	48	50	52	150
Depreciation, amortization, and impairments from unconsolidated joint ventures	5	3	4	12
Stock-based compensation	53	57	63	173
Restructuring and merger-related charges	8	8	9	25
Adjusted EBITDA†	$1,142	$1,324	$1,229	$3,695

Change from 2023 Adjusted EBITDA†	4%	9%	8%	7%

	Fiscal Year 2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$757	$726	$752	$848	$3,083
Cost reimbursement revenue	(4,147)	(4,457)	(4,391)	(4,418)	(17,413)
Reimbursed expenses	4,136	4,366	4,238	4,684	17,424
Interest expense	126	140	146	153	565
Interest expense from unconsolidated joint ventures	1	1	3	1	6
Provision (benefit) for income taxes	87	238	237	(267)	295
Depreciation and amortization	44	48	46	51	189
Contract investment amortization	21	22	23	22	88
Depreciation and amortization classified in reimbursed expenses	31	38	39	51	159
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	3	6	6	19
Stock-based compensation	37	56	54	58	205
Restructuring and merger-related charges	1	38	13	8	60
Gain on asset dispositions	—	—	(24)	—	(24)
Adjusted EBITDA†	$1,098	$1,219	$1,142	$1,197	$4,656

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FOURTH QUARTER 2024
($ in millions)

	Range
	Estimated Fourth Quarter 2024		Fourth Quarter 2023
Net income excluding certain items[1]	$647	$669
Interest expense	180	180
Interest expense from unconsolidated joint ventures	1	1
Provision for income taxes	227	235
Depreciation and amortization	45	45
Contract investment amortization	25	25
Depreciation and amortization classified in reimbursed expenses	50	50
Depreciation, amortization, and impairments from unconsolidated joint ventures	5	5
Stock-based compensation	55	55
Adjusted EBITDA†	$1,235	$1,265	$1,197

Increase over 2023 Adjusted EBITDA†	3%	6%

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Guidance excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related charges, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any asset sales that may occur during the year, which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2024
($ in millions)

	Range
	Estimated Full Year 2024		Full Year 2023
Net income excluding certain items[1]	$2,621	$2,643
Interest expense	695	695
Interest expense from unconsolidated joint ventures	6	6
Provision for income taxes	880	888
Depreciation and amortization	182	182
Contract investment amortization	101	101
Depreciation and amortization classified in reimbursed expenses	200	200
Depreciation, amortization, and impairments from unconsolidated joint ventures	17	17
Stock-based compensation	228	228
Adjusted EBITDA†	$4,930	$4,960	$4,656

Increase over 2023 Adjusted EBITDA†	6%	7%

† Denotes non-GAAP financial measures. Please see Explanation of Non-GAAP Financial and Performance Measures in these Press Release Schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Guidance excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related charges, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any asset sales that may occur during the year, which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, on the related conference call, and in the infographic made available in connection with our press release, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are labeled as “adjusted” and/or identified with the symbol “†”. We discuss the manner in which the non-GAAP measures reported in this press release, schedules, and infographic are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile each to the most directly comparable GAAP measures (with respect to the forward-looking non-GAAP measures, to the extent available without unreasonable efforts). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share, or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, and certain non-cash impairment charges (when applicable). Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted Earnings Per Share. Adjusted net income and Adjusted diluted earnings per share reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges, certain non-cash impairment charges (when applicable), and gains and losses on asset dispositions made by us or by our joint venture investees (when applicable and if above a specified threshold). Additionally, Adjusted net income and Adjusted diluted earnings per share exclude the income tax effect of the above adjustments (calculated using an estimated tax rate applicable to each adjustment) and income tax special items, which in 2023 primarily related to the resolution of tax audits. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization, provision (benefit) for income taxes, restructuring and merger-related charges, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes certain non-cash impairment charges and gains and losses on asset dispositions made by us or by our joint venture investees (if above a specified threshold).

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, and Adjusted EBITDA, we exclude restructuring and merger-related charges as well as non-cash impairment charges (if above a specified threshold) related to our management and franchise contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings” captions of our Condensed Consolidated Statements of Income (our “Income Statements”), to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our property owners. We do not operate these programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our property owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from property owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR, which we calculate by dividing property level room revenue by total rooms available for the period, is a meaningful indicator of our performance because it measures the period-over-period change in room revenues. RevPAR may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We also believe occupancy and average daily rate (“ADR”), which are components of calculating RevPAR, are meaningful indicators of our performance. Occupancy, which we calculate by dividing total rooms sold by total rooms available for the period, measures the utilization of a property’s available capacity. ADR, which we calculate by dividing property level room revenue by total rooms sold, measures average room price and is useful in assessing pricing levels. Comparisons to prior periods are on a constant U.S. dollar basis, which we calculate by applying exchange rates for the current period to the prior comparable period. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.

We define our comparable properties as our properties that were open and operating under one of our hotel brands since the beginning of the last full calendar year (since January 1, 2023 for the current period) and have not, in either the current or previous year: (1) undergone significant room or public space renovations or expansions, (2) been converted between company-operated and franchised, or (3) sustained substantial property damage or business interruption. Our comparable properties also exclude MGM Collection with Marriott Bonvoy, Design Hotels, The Ritz-Carlton Yacht Collection, and timeshare properties.